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EXHIBIT 21

         SUBSIDIARIES OF THE REGISTRANT

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                                                                                        Percentage of Voting
Parent and Subsidiaries of the Registrant            Place of Incorporation             Securities Owned
-----------------------------------------            ----------------------             ----------------------
Colonial Direct Financial Group, Inc.                Delaware                           --
  (there are no parents of the Registrant)
First Colonial Securities Group, Inc.                New Jersey                         100%
Colonial Direct Capital Management, Inc.             Florida                            100%
Colonial Direct Business Services, Inc.              Delaware                           100%
         KG Business Services                        Pennsylvania                       100%
Colonial Direct Tax Preparation, Inc.                Florida                            100%
Colonial Direct Retirement Services, Inc.            Florida                            100%
Colonial Direct Insurance Services, Inc.             Florida                            100%
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